UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanatory Note

On October 21, 2015, PositiveID Corporation, a Delaware corporation (“PositiveID” or “Company”), entered into an agreement to acquire all of the outstanding capital stock of Thermomedics, Inc., a Nevada corporation (“Thermomedics”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) by and between PositiveID and Sanomedics Inc., a Delaware corporation (“Seller”), the shareholder of Thermomedics (collectively the “Acquisition”). The terms of the Purchase Agreement were disclosed in that certain Current Report on Form 8-K filed by the Company on October 21, 2015.

On December 4, 2015, PositiveID entered into a First Amendment to the Stock Purchase Agreement (the “SPA Amendment”) with the Seller. PositiveID, the Seller and Thermomedics also entered into a Management Services and Control Agreement, dated December 4, 2015 (the “Control Agreement”), whereby PositiveID was appointed the manager of Thermomedics. The terms of the SPA Amendment and the Control Agreement were disclosed in that certain Current Report on Form 8-K filed by the Company on December 7, 2015 (the “December 2015 8-K”).

As a result of the Company assuming control of Thermomedics pursuant to the Control Agreement it was determined under applicable accounting standards that December 4, 2015 was the acquisition date of Thermomedics. The Company amended the December 2015 8-K to disclose the required financial information for the Acquisition through the Current Report on Form 8-K/A filed by the Company on February 19, 2016.

The Company is filing this Current Report to disclose certain updates to the agreement of the parties with respect to the Acquisition and Control Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2016, PositiveID, the Seller and Thermomedics entered into a letter agreement (the “March Agreement”), which includes an amendment to the Control Agreement, an agreement to terminate intercompany indebtedness, and an agreement for the transfer of Thermomedics’ intellectual property.

Under the terms of the March Agreement, PositiveID, the Seller and Thermomedics agreed to extend the closing date for the Purchase Agreement to March 31, 2016.

The Seller also agreed to release, cancel, terminate or otherwise settle all intercompany indebtedness and accounts owed by Thermomedics to the Seller as of December 4, 2015, and the Seller agreed to also cause Thermomedics to release, cancel, terminate or otherwise settle all intercompany indebtedness and accounts owed by the Seller to Thermomedics as of December 4, 2015. Additionally, pursuant to the March Agreement, effective as of December 4, 2015, the Seller agreed to transfer all patents and other intellectual property owned by the Seller, but which relate to, or are used by, Thermomedics, to Thermomedics such that Thermomedics is the rightful and valid owner of all of its intellectual property and the intellectual property used in the business as of such date.

Except as otherwise modified by the March Amendment, the terms of the Control Agreement remains in effect and unchanged. Further, the Purchase Agreement and SPA Amendment continue to be in effect.

The foregoing description of the terms of the March Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated October 21, 2015, by and between PositiveID Corporation and Sanomedics Inc., filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 21, 2015

10.2	First Amendment to Stock Purchase Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc., filed as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 7, 2015

10.3	Management Services and Control Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc., filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 7, 2015

10.4	March Agreement, dated March 4, 2016, by and between PositiveID Corporation, Sanomedics Inc., and Thermomedics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: March 8, 2016	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer